Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Statements” in the Prospectus and the incorporation by reference of our report dated March 1, 2017 with respect to the financial statements of FS Global Credit Opportunities Fund included in FS Global Credit Opportunities Fund’s Annual Report (Form N-CSR) for the year ended December 31, 2016 in Post-Effective Amendment No. 7 to the Registration Statement on Form N-2 (File No. 811-22802) of FS Global Credit Opportunities Fund.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 25, 2017